                          LIMITED RECOURSE SECURED GUARANTEE


          LIMITED RECOURSE SECURED GUARANTEE dated as of April 1, 1997 between Forest Oil Corporation, a corporation duly organized and validly existing under the laws of New York (the "GUARANTOR"); and 611852 SASKATCHEWAN LTD., a corporation duly organized under the laws of the Province of Saskatchewan ("SASKCO").

RECITALS

          Canadian Forest Oil Ltd., a corporation duly organized under the laws of Alberta ("CANADIAN FOREST"), each of the Subsidiaries that becomes a party to the Credit Agreement as provided therein (individually a "SUBSIDIARY BORROWER" and collectively with Canadian Forest, the "BORROWERS") and Saskco are parties to a Second Amended and Restated Credit Agreement dated as of April 1, 1997 (as modified and supplemented or further restated and in effect from time to time, the "CREDIT AGREEMENT"), providing, subject to the terms and conditions thereof, for extensions of credit (by making of loans) by Saskco to the Borrowers in an aggregate principal or face amount not exceeding C$80,000,000.

          Pursuant to a Petroleum, Natural Gas and General Rights Conveyance dated as of April 1, 1997, Canadian Forest sold certain Hydrocarbon Properties to the Guarantor, such Properties having been previously pledged by Canadian Forest to Saskco to secure the Borrowers' obligations under the Credit Agreement.

          To induce Saskco to enter into the Credit Agreement and to extend credit thereunder and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the Guarantor, the Guarantor has agreed to guarantee the Guaranteed Obligations (as hereinafter defined), and to create substantially the same Lien as that formerly held by Saskco in the aforementioned Hydrocarbon Properties and the other Mortgaged Property (as defined in the Debenture) as security for the Secured Obligations (as herein defined), with the recourse of Saskco under this Guarantee limited to realization on such Mortgaged Property, with no liability on the part of the Guarantor for any deficiency resulting therefrom. Accordingly, the parties hereto agree as follows:


                                      SECTION 1
                                     DEFINITIONS

          Terms defined in the Credit Agreement are used herein as defined therein. In addition, as used herein:

          "THIS AGREEMENT", "HEREIN", "HEREOF", "HERETO" and similar expressions mean this Limited Recourse Secured Guarantee, as same may be amended and restated from time to time.


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          "DEBENTURE" means the Limited Recourse Demand Debenture and Negative
     Pledge dated as of April 1, 1997 issued by the Guarantor in favour of Saskco, in the principal amount of $80,000.000.

          "GUARANTEED OBLIGATIONS" shall have the meaning ascribed thereto in
     Section 2.01 hereof.

          "LETTER OF CREDIT LIABILITIES" shall have the meaning ascribed thereto in the Credit Agreement.

          "LOAN DOCUMENTS" shall have the meaning ascribed thereto in
     Section 4.02 hereof.

          "MORTGAGED PROPERTY" shall have the meaning ascribed thereto in the Debenture.

          "OBLIGORS" shall mean, collectively, the Borrowers.

          "SECURED OBLIGATIONS" shall mean, collectively, (a) all obligations of the Guarantor in respect of its Guarantee under Section 2 hereof and
     (b) all other obligations of the Guarantor to Saskco hereunder.


                                      SECTION 2
                                    THE GUARANTEE

2.01 THE GUARANTEE. The Guarantor hereby guarantees to Saskco and its successors and assigns the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the principal of and interest on the Loans made by Saskco to, and the Note(s) held by Saskco of, the Obligors and all other amounts from time to time owing to Saskco by the Obligors under the Credit Agreement, the Notes and the other Loan Documents (such obligations being herein collectively called the "GUARANTEED OBLIGATIONS"). The Guarantor hereby further agrees that if the Obligors shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Guaranteed Obligations, the Guarantor will promptly pay the same, without any demand or notice whatsoever and without regard to any defence, counterclaim or right of set-off available to the Guarantor, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

2.02      OBLIGATIONS UNCONDITIONAL.  The obligations of the Guarantor under
Section 2.01 hereof are absolute and unconditional irrespective of the value, genuineness, validity, regularity or enforceability of the Credit Agreement, the Notes, the other Loan Documents or any other agreement or instrument referred to herein or therein, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defence of a surety or guarantor. The Guarantor's obligations hereunder shall not be diminished in any way except by the payments in full of the Guaranteed Obligations. Without limiting the generality of the foregoing, it is agreed that the occurrence of any


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                                    -3-


one or more of the following shall not alter, reduce or impair the liability of the Guarantor hereunder which liability shall remain absolute and unconditional as described above:

     (i) at any time or from time to time, without notice to the Guarantor, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;

     (ii) any of the acts mentioned in any of the provisions of the Credit Agreement, the Notes, the Loan Documents or any other agreement or instrument referred to herein or therein shall be done or omitted;

     (iii) the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be modified, supplemented or amended in any respect, or any right under the Credit Agreement, the Notes, the Loan Documents, or any other agreement or instrument referred to herein or therein shall be waived or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with;

     (iv) any Lien granted to, or in favour of, Saskco as security for any of the Guaranteed Obligations shall fail to be perfected;

     (v) the bankruptcy, insolvency, liquidation, dissolution or winding up of any Obligor, the Guarantor or any other guarantor of the Guaranteed Obligations;

     (vi) any change in the name, capital structure, constitution or capacity of any Obligor or any of those parties being merged, consolidated, reorganized or amalgamated with another corporation (in this latter case the guarantee provided in this Section 2 shall apply to the liabilities of the resulting corporation, and the term "Borrower" shall include such resulting corporation);

     (vii) any loss of, or in respect of, or under, any other guarantee or other security which Saskco may now or hereafter hold in respect of the Guaranteed Obligations, whether occasioned by the fault of Saskco, the Agent, the lenders under the Funding Credit Agreement or otherwise;

     (viii) any dealings with any security that Saskco holds or may hold for payment of the Guaranteed Obligations and the performance of the obligations of the Borrowers under the Credit Agreement or the Guarantor under this Agreement including the taking and giving up of securities, the accepting of compositions and the granting of releases and discharges;

     (ix) any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of the Guaranteed Obligations or the rights of Saskco with respect thereto;

     (x) any contest by any Obligor or any other Person of the validity or enforceability of any terms of this Agreement or any security provided for the Guaranteed Obligations or the priority of any such security or of the amount of the Guaranteed Obligations or any part of the Guaranteed Obligations;

     (xi) the assignment of all or any parts of the benefits of this Agreement; or


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                                    -4-


     (xii) any defence, counterclaim or right of set-off available to the Guarantor.

The Guarantor hereby expressly waives diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that Saskco exhaust any right, power or remedy or proceed against any Obligor under the Credit Agreement, Notes or any other Loan Documents, or any other agreement or instrument referred to herein or therein, or against any other Person under any other guarantee of, or security for, any of the Guaranteed Obligations.

2.03 REINSTATEMENT. The obligations of the Guarantor under this Section 2 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any of the Obligors in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and the Guarantor agrees that it will indemnify Saskco on demand for all reasonable costs and expenses (including, without limitation, fees of counsel) incurred by Saskco in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer of similar payment under any bankruptcy, insolvency or similar law.

2.04 SUBROGATION. The Guarantor hereby agrees that until the payment and satisfaction in full of all Guaranteed Obligations and the expiration or termination of the Commitment and all Letter of Credit Liabilities of the Obligors under the Credit Agreement it shall not exercise any right or remedy arising by reason of any performance by it of its guarantee in Section 2.01 hereof, whether by subrogation or otherwise, against any Obligor or any other guarantor of any of the Guaranteed Obligations or any security for any of the Guaranteed Obligations.

2.05 REMEDIES. The Guarantor agrees that, as between the Guarantor and Saskco, the obligations of the Obligors under the Credit Agreement and Notes may be declared to be forthwith due and payable as provided in Section 9 of the Credit Agreement (and shall be deemed to have become automatically due and payable in the circumstances provided in said Section 9) for purposes of
Section 2.01 hereof notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against the applicable Obligor and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by the applicable Obligor) shall forthwith become due and payable by the Guarantor for purposes of said Section 2.01.

2.06 CONTINUING GUARANTEE. The guarantee in this Section 2 is a continuing guarantee, and shall apply to all Guaranteed Obligations whenever arising.

2.07 POSTPONEMENT AND SUBORDINATION OF CLAIMS. All debts owed by the Obligors to the Guarantor and all claims that the Guarantor has against any one or more of the Obligors, both present and future, shall be postponed to the Guaranteed Obligations and Saskco shall have the right to rank in priority to the Guarantor for its full claim in respect of the Guaranteed Obligations until its claims in respect of the Guaranteed Obligations have been paid in full and the Guarantor shall continue to be liable for any balance which may be owing to Saskco by the Obligors.


                       LIMITED RECOURSE SECURED GUARANTEE

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                                    -5-


2.08 PRINCIPAL DEBTOR. Notwithstanding any other obligations of the Guarantor under this Agreement, any amounts which may not be recoverable from the Guarantor as guarantor under this Agreement shall be recoverable from the Guarantor as principal debtor of respect thereof and shall be paid to Saskco by the Guarantor after demand therefor.

2.09      GUARANTOR'S AGREEMENTS.  The Guarantor agrees that:

     (a) Saskco shall not be concerned to see or inquire into the powers of the Obligors or their respective directors, officers or agents acting or purporting to act on their behalf, and moneys, advances or credits in fact borrowed or obtained from Saskco pursuant to the Credit Agreement in the professed exercise of such powers shall be deemed to form part of the Guaranteed Obligations, even though such borrowing or obtaining thereof may have been irregularly, defectively or informally effected or in excess of the powers of any of the Obligors or their respective directors, officers or agents or notwithstanding that the Obligors may not be a legal or suable entity; and

     (b) the Guarantor shall not have any recourse against Saskco for any invalidity, non-perfection or unenforceability of any security held by Saskco in respect of the Guaranteed Obligations or any irregularity or defect in the manner or procedure by which Saskco realizes on such security, whether occasioned by the fault of Saskco or otherwise.

2.10 DISCUSSION AND DIVISION. Should Saskco elect to realize on any security that Saskco may hold, either before, concurrently with or after demand for payment to the Guarantor, the Guarantor shall have no right of discussion or division.

2.11 ACCOUNTS. Any account settled or stated by or between Saskco and the Obligors or if any such account has not been settled or stated immediately before demand for payment of the Guaranteed Obligations, any account thereafter stated by Saskco, shall in the absence of manifest error, constitute prima facie evidence that the balance or amount thereof thereby appearing due by the Obligors to Saskco is so due.

2.12 OTHER SECURITY. The guarantee provided in this Section 2 shall be in addition to and not in substitution for any other guarantees or other security which Saskco may now or hereafter hold in respect of the Guaranteed Obligations, and Saskco shall be under no obligation to marshall in favour of the Guarantor any other guarantees or other security or any monies or other assets which Saskco may be entitled to receive or may have a claim upon.

2.13 CURRENCY OF PAYMENTS. The Guarantor acknowledges that the Guaranteed Obligations may be payable either in U.S. Dollars or Canadian Dollars or partly in one currency and partly in the other, and, without limiting the effect of
Section 7.10 hereof, agrees to make payment in the currency or currencies in which such Guaranteed Obligations are owing.

2.14 TAXES. If any payment made by the Guarantor to Saskco hereunder becomes subject to any withholding or deduction with respect to Covered Taxes (as defined in the Funding Credit Agreement), the Guarantor shall also duly and punctually pay to Saskco such additional amount as may be necessary to ensure that Saskco receives an amount, after taking into account all applicable Covered Taxes, equal to the amount which would have been received by Saskco had such payment not been made subject to any withholding or deduction. In any such circumstance, the Guarantor


                       LIMITED RECOURSE SECURED GUARANTEE

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                                    -6-


shall also promptly remit to Saskco the relevant official receipts or other evidence satisfactory to Saskco evidencing payment to the appropriate taxing authority of each such Covered Tax by the Guarantor on behalf of Saskco.

2.15 CHANGE OF RESIDENCY OF GUARANTOR. If any payment made to Saskco becomes subject to any Tax from any taxation authority having jurisdiction over such payment as a consequence of the change of residency of the Guarantor to a jurisdiction other than the United States of America, Saskco shall be entitled to all the rights and benefits arising under Section 2.14 hereof.


                                      SECTION 3
                            REPRESENTATIONS AND WARRANTIES

          The Guarantor represents and warrants to Saskco that:

3.01 CORPORATE EXISTENCE. The Guarantor: (a) is a corporation duly organized and validly existing under the laws of the jurisdiction of its incorporation; (b) has all requisite corporate power, and has all material governmental licenses, authorizations, consents and approvals necessary to own the Mortgaged Property and carry on its business as it pertains thereto as now being or as proposed to be conducted; and (c) is qualified to do business in all jurisdictions in which the Mortgaged Property is situate.

3.02 LITIGATION. Except as disclosed to Saskco in writing prior to the date hereof, there are no legal or arbitral proceedings or any proceedings by or before any governmental or regulatory authority or agency, now pending or (to the knowledge of the Guarantor) threatened against the Guarantor that, if adversely determined, could (either individually or in the aggregate) have a material adverse effect on the Mortgaged Property or on the financial condition, operations, business or prospects taken as a whole of the Guarantor.

3.03 NO BREACH. None of the execution and delivery of this Agreement, the consummation of the transactions herein contemplated or compliance with the terms and provisions hereof will conflict with or result in a breach of, or require any consent under, the organizational documents of the Guarantor, or any applicable law or regulation, or any order, writ, injunction or decree of any court or governmental authority or agency, or any agreement or instrument to which the Guarantor is a party or by which it is bound or to which it is subject, or constitute a default under any such agreement or instrument, or (except for Liens created pursuant to the Debenture) result in the creation or imposition of any Lien upon any of the Mortgaged Property.

3.04 CORPORATE ACTION. The Guarantor has all necessary corporate power and authority to execute, deliver and perform its obligations under this Agreement; the execution, delivery and performance by the Guarantor of this Agreement have been duly authorized by all necessary corporate action on its part (including without limitation, any required shareholder approvals); and this Agreement has been duly and validly executed and delivered by the Guarantor and constitutes its legal, valid and binding obligations, enforceable in accordance with its terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors' rights and (b) the application of


                       LIMITED RECOURSE SECURED GUARANTEE
general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

3.05 APPROVALS. No authorizations, approvals or consents of (including any exchange control approval), and no filings or registrations with, any governmental or regulatory authority or agency, or any securities exchange are necessary for the execution, delivery or performance by the Guarantor of this Agreement or for the validity or enforceability hereof except for filings and recordings in respect of Liens created by the Debenture.


3.06 LEGAL FORM. This Agreement is in proper legal form under the laws of the Province of Alberta and the laws of Canada applicable therein for the enforcement thereof against the Guarantor under such laws. All formalities required in the Province of Alberta and the laws of Canada applicable therein for the validity and enforceability of this Agreement (including, without limitation, any necessary registration, recording or filing with any court or other authority in Alberta or Canada) have been accomplished, and no Taxes are required to be paid and no notarization is required for the validity and enforceability thereof.

3.07 RANKING. This Agreement and the obligations evidenced hereby are and will at all times be direct and unconditional general obligations of the Guarantor, and rank and will at all times rank in right of payment and otherwise at least PARI PASSU with all unsecured Indebtedness of the Guarantor, whether now existing or hereafter outstanding. There exists no Lien on the Mortgaged Property (including any Lien arising out of any attachment, judgment or execution) other than those as permitted by the Debenture, nor any segregation or other preferential arrangement of any kind on, in or with respect to any of the Mortgaged Property.

3.08 COMMERCIAL ACTIVITY. The Guarantor is subject to civil and commercial law with respect to its obligations under this Agreement. The execution, delivery and performance by the Guarantor of this Agreement constitute private and commercial acts rather than public or governmental acts. The Guarantor is not, nor is any of the Mortgaged Property, entitled to any right of immunity in any jurisdiction from suit, court jurisdiction, judgment, attachment (whether before or after judgment), set-off or execution of a judgment or from any other legal process or remedy relating to the obligations of such Guarantor under this Agreement.

3.09 MORTGAGED PROPERTY. The Guarantor is the sole beneficial owner of the Mortgaged Property and no Lien, other than those permitted by the Debenture, exists or will exist upon the Mortgaged Property at any time, except for the Lien in favour of Saskco created by the Debenture, which Lien constitutes a first priority Lien in and to all of the Mortgaged Property.

3.10 INVESTMENT COMPANY ACT. The Guarantor is not an "investment company", or a company "controlled" by an "investment company", within the meaning of the INVESTMENT COMPANY ACT of 1940, as amended.

3.11 PUBLIC UTILITY HOLDING COMPANY ACT. The Guarantor is not a "holding company", or an "affiliate" of a "holding company" or a "subsidiary company" of a "holding company", within the meaning of the PUBLIC UTILITY HOLDING COMPANY ACT of 1935, as amended.


                       LIMITED RECOURSE SECURED GUARANTEE

The representations and warranties herein set forth or contained in any certificates or documents delivered to Saskco or the Agent pursuant hereto shall not merge in or be prejudiced by and shall survive any act done pursuant hereto or to the Credit Agreement and shall continue in full force and effect so long as any amount is owing, contingent or otherwise, by the Guarantor to Saskco.

                                   SECTION 4
                        THE DEBENTURE; LIMITED RECOURSE

4.01 THE DEBENTURE. As continuing collateral security for the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations, the Guarantor shall issue the Debenture to, and deposit the Debenture with, Saskco.

4.02 LIMITED RECOURSE. Notwithstanding anything else in this Guarantee expressed or implied or expressed or implied in any other agreement, document, instrument or certificate entered into or to be entered into by, between or among any persons (including the Guarantor) in connection with any transactions to which this Guarantee or the Credit Agreement relates (all of the foregoing agreements, documents, certificates and instruments, including this Guarantee and the Credit Agreement, are herein collectively called the "LOAN DOCUMENTS"), it is expressly understood and agreed that:

     (a) the right of Saskco to recover any Secured Obligations from, or any other indebtedness, obligations, liabilities, costs, expenses, or damages owing by the Guarantor under, in connection with or arising out of the Loan Documents (whether by reason of breach or default under any covenant, term, representation, warranty or other provision of any of the Loan Documents or otherwise), or owing by the Guarantor at law, in equity or otherwise howsoever in connection with the Loan Documents, shall be limited and restricted to the rights of Saskco to realize upon the Mortgaged Property, and the obtaining of any judgment in respect of the indebtedness, obligations, liabilities, costs, expenses, or damages referred to above to the extent necessary to effect such realization; and

     (b) Saskco shall have no recourse against the Guarantor for the deficiency, if any, which may exist after Saskco has realized upon the Mortgaged Property pursuant to the Debenture.

All Loan Documents shall be deemed to incorporate the foregoing limitations whether or not expressly set out therein. Each reference to Saskco and the Guarantor shall, for certainty, be deemed to include their respective successors and assigns.

4.03 RIGHTS AGAINST OTHER PARTIES NOT AFFECTED. Nothing in Section 4.02 shall be construed as limiting Saskco's rights to enforce the Loan Documents against any of the parties thereto other than the Guarantor.

                      LIMITED RECOURSE SECURED GUARANTEED

                                   SECTION 5
                                   COVENANTS

          The Guarantor agrees that:

5.01 FINANCIAL STATEMENTS. The Guarantor shall deliver to Saskco (in the case of clauses (a) and (b) below only to the extent financial statements are not delivered by Canadian Forest pursuant to Section 8.01 of the Credit Agreement):

     (a) as soon as available and in any event within 60 days after the end of each quarterly fiscal period of each fiscal year of the Guarantor, consolidated and consolidating statements of income, retained earnings and cash flows of the Guarantor and its consolidated Subsidiaries for such period and for the period from the beginning of the respective fiscal year to the end of such period, and the related consolidated and consolidating balance sheets of the Guarantor and its consolidated Subsidiaries as at the end of such period, setting forth in each case in comparative form the corresponding consolidated and consolidating figures for the corresponding periods in the preceding fiscal year (except that, in the case of balance sheets, such comparison shall be to the last day of the prior fiscal year), accompanied by a certificate of a senior financial officer of the Guarantor, which certificate shall state that said financial statements fairly present in all material respects the consolidated financial condition and results of operations of the Guarantor and its consolidated Subsidiaries, and said consolidating financial statements fairly present in all material respects the respective individual unconsolidated financial condition and results of operations of the Guarantor and of each of its consolidated Subsidiaries, in each case in accordance with generally accepted accounting principles, consistently applied, as at the end of, and for, such period (subject to normal year-end audit adjustments);

     (b) as soon as available and in any event within 100 days after the end of each fiscal year of the Guarantor, consolidated and consolidating statements of income, retained earnings and cash flows of the Guarantor and its consolidated Subsidiaries for such fiscal year and the related consolidated and consolidating balance sheets of the Guarantor and its consolidated Subsidiaries as at the end of such fiscal year, setting forth in each case in comparative form the corresponding consolidated and consolidating figures for the preceding fiscal year, and accompanied (i) in the case of said consolidated statements and balance sheet of the Guarantor, by an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall state that said consolidated financial statements fairly present in all material respects the consolidated financial condition and results of operations of the Guarantor and its consolidated Subsidiaries as at the end of, and for, such fiscal year in accordance with generally accepted accounting principles, and (ii) in the case of said consolidating statements and balance sheets, by a certificate of a senior financial officer of the Guarantor, which certificate shall state that said consolidating financial statements fairly present in all material respects the respective individual unconsolidated financial condition and results of operations of the Guarantor and of each of its consolidated Subsidiaries, in each case in accordance with generally accepted accounting principles, consistently applied, as at the end of, and for, such fiscal year; and

     (c) from time to time such other information regarding the Mortgaged Property as Saskco, the Agent or any lender under the Funding Credit Agreement may reasonably request (to

                      LIMITED RECOURSE SECURED GUARANTEED
the extent such information is not provided by Canadian Forest pursuant to
Section 8.01(h) of the Credit Agreement).

5.02 LITIGATION. The Guarantor will promptly give to Saskco and the Agent notice of all legal or arbitral proceedings, and of all proceedings by or before any governmental or regulatory authority or agency, affecting the Mortgaged Property (unless a notice of such proceeding has been given to Saskco and the Agent pursuant to Section 8.02 of the Credit Agreement) except proceedings that, if adversely determined, would not (either individually or in the aggregate) have a material adverse effect on the Mortgaged Property.

5.03 CORPORATE EXISTENCE, ETC. The Guarantor will: preserve and maintain its corporate existence and all of its material rights, privileges and franchises as they pertain to the Mortgaged Property; comply with the requirements of all applicable laws, rules, regulations and orders of governmental or regulatory authorities if failure to comply with such requirements could (either individually or in the aggregate) materially and adversely affect the Mortgaged Property; pay and discharge all taxes, assessments and governmental charges or levies imposed on the Mortgaged Property (including all such taxes, assessments and governmental charges or levies imposed on the Guarantor generally which may be satisfied from the Mortgaged Property) prior to the date on which penalties attach thereto, except for any such tax, assessment, charge or levy the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained; and maintain all of the Mortgaged Property in good working order and condition, ordinary wear and tear excepted.

                                   SECTION 6
                          FURTHER ASSURANCES; REMEDIES

          In furtherance of the security referred to in Section 4 hereof, the Guarantor hereby agrees with Saskco as follows:

6.01      DELIVERY AND OTHER PERFECTION.  The Guarantor shall:

     (a) give, execute, deliver, file and/or record any financing statement, notice, instrument, document, agreement or other papers that may be necessary or desirable (in the judgement of Saskco) to create, preserve, perfect or validate the security interest granted pursuant hereto or to enable Saskco to exercise and enforce its rights hereunder with respect to such security;

     (b) keep full and accurate books and records relating to the Mortgaged Property; and

     (c) permit representatives of Saskco, the Agent and any lender under the Funding Credit Agreement upon reasonable notice, at any time during normal business hours to inspect and make abstracts from its books and records pertaining to the Mortgaged Property, and permit representatives of Saskco, the Agent and any lender under the Funding Credit Agreement to be present at the Guarantor's place of business to receive copies of all communications and remittances relating to the Mortgaged Property, and forward copies of any notices or communications received by the Guarantor with respect to the Mortgaged Property, all in such manner as Saskco may require.

                      LIMITED RECOURSE SECURED GUARANTEED

          Without limiting the generality of the foregoing, the Guarantor agrees that it will promptly obtain from time to time at its own expense all such governmental licenses, authorizations, consents, permits and approvals as may be required for the Guarantor to (a) comply with its obligations, and preserve its rights under, this Agreement and (b) maintain the existence, priority and perfection of the Liens created by the Debenture.

6.02 OTHER FINANCING STATEMENTS AND LIENS. Without the prior written consent of Saskco (granted with the prior written consent of the Agent as specified in Section 10.04 of the Credit Agreement), the Guarantor shall not file or suffer to be on file (other than any filing by a Person in Alberta, filed without the consent of the Guarantor), or authorize or permit to be filed or to be on file, in any jurisdiction, any financing statement or like instrument with respect to the Mortgaged Property in which Saskco (or the Agent as assignee of Saskco) is not named as the sole secured party. The Guarantor shall use reasonable efforts to discharge any financing statements filed without the Guarantor's consent in Alberta.

6.03 PRESERVATION OF RIGHTS. Saskco shall not be required to take steps necessary to preserve any rights against prior parties to any of the Mortgaged Property.

6.04 TERMINATION. When all Secured Obligations shall have been paid in full and the Commitment under the Credit Agreement and all Letter of Credit Liabilities shall have expired or been terminated, this Agreement shall terminate, and Saskco shall forthwith cause to be assigned, transferred and delivered, against receipt but without any recourse, warranty or representation whatsoever, any remaining Mortgaged Property and money received in respect thereof, to or on the order of the Guarantor.

6.05 FURTHER ASSURANCES. The Guarantor agrees that, from time to time upon the written request of Saskco or the Agent, the Guarantor will execute and deliver such further documents and do such other acts and things as Saskco or the Agent may reasonably request in order fully to effect the purposes of this Agreement.

                                  SECTION 7
                                MISCELLANEOUS

7.01 NO WAIVER. No failure on the part of Saskco to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by Saskco of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein are cumulative and are not exclusive of any remedies provided by law.

7.02 NOTICES. All notices, requests, consents and demands hereunder shall be in writing and telexed, telecopied or delivered to the intended recipient at the "Address for Notices" specified beneath its name on the signature pages hereof or, as to either party, at such other address as shall be designated by such party in a notice to the other party. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by telex or telecopier or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.

                      LIMITED RECOURSE SECURED GUARANTEED

7.03 EXPENSES. The Guarantor agrees to reimburse Saskco an amount equal to the amount Saskco owes under the Funding Credit Agreement for all reasonable costs and expenses of Saskco, the Agent and the lenders under the Funding Credit Agreement (including, without limitation, the reasonable fees and expenses of legal counsel) in connection with (i) any Default and any enforcement or collection proceeding resulting therefrom, including, without limitation, all manner of participation in or other involvement with (w) performance by Saskco or the Agent of any obligations of the Guarantor in respect of the Mortgaged Property that the Guarantor has failed or refused to perform, (x) bankruptcy, insolvency, receivership, foreclosure, winding up or liquidation proceedings, or any actual or attempted sale, or any exchange, enforcement, collection, compromise or settlement in respect of any of the Mortgaged Property, and for the care of the Mortgaged Property and defending or asserting rights and claims of Saskco or the Agent in respect thereof, by litigation or otherwise, (y) judicial or regulatory proceedings and (z) workout, restructuring or other negotiations or proceedings (whether or not the workout, restructuring or transaction contemplated thereby is consummated) and (ii) the enforcement of this Section 7.03, and all such costs and expenses shall be Secured Obligations entitled to the benefits of the security provided pursuant to Section 4 hereof.

7.04 AMENDMENTS, ETC. The terms of this Agreement may be waived, altered or amended only by an instrument in writing duly executed by the Guarantor and Saskco (with the prior written consent of the Agent as specified in Section 10.04 of the Credit Agreement). Any such amendment or waiver shall be binding upon Saskco, each holder of any of the Secured Obligations and the Guarantor.

7.05      SUCCESSORS AND ASSIGNS.

     (a) This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the Guarantor, Saskco and each holder of any of the Secured Obligations (PROVIDED, however, that the Guarantor shall not assign or transfer its rights hereunder without the prior written consent of Saskco with the prior written consent of the Agent).

     (b) The Guarantor understands that Saskco will assign and grant to the Agent (as defined in the Funding Credit Agreement), as agent for the lenders from time to time party to the Funding Credit Agreement, a security interest in all of its right, title and interest under this Agreement and the Mortgaged Property. The Guarantor consents to such assignment and grant and further agrees that all representations, warranties, covenants and agreements of the Guarantor made herein shall also be for the benefit and inure to the Agent and such lenders and all holders from time to time of the notes issued to, Bankers' Acceptances accepted by and Letters of Credit issued by such lenders, subject to Section 4.02 hereof.

7.06 CAPTIONS. The captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

7.07 COUNTERPARTS. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and either of the parties hereto may execute this Agreement by signing any such counterpart.

                      LIMITED RECOURSE SECURED GUARANTEED

7.08 GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the law of the Province of Alberta and the laws of Canada applicable therein.

7.09      JURISDICTION, SERVICE OF PROCESS AND VENUE.

     (a) Each party hereto hereby agrees that any suit, action or proceeding with respect to this Agreement or any judgment entered by any court in respect thereof may be brought the courts of the Province of Alberta; and each party hereto hereby irrevocably submits to the jurisdiction of such courts for the purpose of any such suit, action, proceeding or judgment.
Each party hereto further submits, for the purpose of any such suit, action, proceeding or judgment brought or rendered against it, to the appropriate courts of the jurisdiction of its domicile.

     (b) Nothing herein shall in any way be deemed to limit the ability of Saskco, the Agent or any lender under the Funding Credit Agreement to serve any such writs, process or summonses in any other manner permitted by applicable law or to obtain jurisdiction over the Guarantor in such other jurisdictions, and in such manner, as may be permitted by applicable law.

     (c) The Guarantor hereby irrevocably waives any objection that it may now or hereafter have to the laying of the venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document brought in the Province of Alberta, and hereby further irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

7.10 JUDGMENT CURRENCY. The Guaranteed Obligations relate to an international loan transaction in which the specification of Canadian Dollars or U.S. Dollars is of the essence, and the stipulated Currency shall be the Currency of account and payment in all instances. A payment obligation in one Currency hereunder (the "ORIGINAL CURRENCY") shall not be discharged by an amount paid in another Currency (the "OTHER CURRENCY"), whether pursuant to any judgment expressed in or converted into any Other Currency or in another place except to the extent that such tender or recovery results in the effective receipt by Saskco of the full amount of the Original Currency payable to Saskco under this Agreement. If for the purpose of obtaining judgment in any court it is necessary to convert a sum due hereunder in the Original Currency into the Other Currency, the rate of exchange that shall be applied shall be that at which, in accordance with normal banking procedures, the Agent could purchase Original Currency at the Principal Office with the Other Currency on the Business Day next preceding the day on which such judgment is rendered. The obligation of the Guarantor in respect of any such sum due from it to Saskco, the Agent or any lender under the Funding Credit Agreement hereunder or under any other Loan Document (in this Section 7.10 called an "ENTITLED PERSON") shall, notwithstanding the rate of exchange actually applied in rendering such judgment, be discharged only to the extent that on the Business Day following receipt by such Entitled Person of any sum adjudged to be due hereunder in the Other Currency such Entitled Person may in accordance with normal banking procedures purchase and transfer the Original Currency in Toronto with the amount of the judgment Currency so adjudged to be due; and the Guarantor hereby, as a separate obligation and notwithstanding any such judgment, agrees to indemnify such Entitled Person against, and to pay such Entitled Person on demand, in the Original Currency, the amount (if any) by which the sum originally due to such Entitled Person in the Original Currency hereunder exceeds the amount of the Other Currency so purchased and transferred.

                      LIMITED RECOURSE SECURED GUARANTEED

7.11 AGENTS AND ATTORNEYS-IN-FACT. Saskco may employ agents and attorneys-in-fact in connection herewith and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith.

7.12 SEVERABILITY. If any provision hereof is invalid and unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (i) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favour of Saskco in order to carry out the intentions of the parties hereto as nearly as may be possible and (ii) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

7.13 RECEIPT. The Guarantor acknowledges receipt of the duplicate original hereof and waives its rights to receive a copy of any financing, financing change or other registration statement resulting from any registration of this Agreement or any verification statement issued with respect thereto where such waiver is not otherwise prohibited by law.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

                                  FOREST OIL CORPORATION

                                  By: /s/ Kenton M. Scroggs
                                      --------------------------------------
                                      Kenton M. Scroggs
                                      Vice President and Treasurer

                                  Address for Notices:
                                  1600 Broadway
                                  Suite 2200
                                  Denver, CO 80202
                                  USA

                                  Attention:  Vice President and Treasurer

                                  611852 SASKATCHEWAN LTD.

                                  By: /s/ Kenneth B. Potter
                                      --------------------------------------
                                      Kenneth B. Potter
                                      Secretary

                                  Address for Notices:
                                  611852 Saskatchewan Ltd.
                                  c/o Canadian Forest Oil Ltd.
                                  600-800 Sixth Avenue, S.W.
                                  Calgary, Alberta T2P 3G3
                                  Canada

                                  Attention:  Vice President-Finance

                      LIMITED RECOURSE SECURED GUARANTEED
                                  with a copy to:

                                  The Chase Manhattan Bank of Canada
                                  150 King Street West
                                  Suite 160
                                  Toronto, Ontario M5H 1J9
                                  Canada

                                  Attention:  Vice President, Corporate Finance


                      LIMITED RECOURSE SECURED GUARANTEED